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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Continucare Corporation on Form S-8 of our report dated September 23, 1997, appearing in the Annual Report on Form 10-K of Continucare Corporation for the year ended June 30, 1997.



Deloitte & Touche LLP
Miami, Florida

January 12, 1998